EXHIBIT 10.2

                          TELEDYNE, INC.

               EXECUTIVE DEFERRED COMPENSATION PLAN

                         AMENDMENT 1995-1


     WHEREAS, Teledyne, Inc. (the "Company") maintains the
Teledyne, Inc. Executive Deferred Compensation Plan (the "Plan");

     WHEREAS, Section 10.5 of the Plan gives the Chief Operating
Officer of the Company the power to amend the Plan; and

     WHEREAS, it has been determined that it is necessary to amend the Plan;

     NOW, THEREFORE:

     1. Section 2.15 of the Plan is hereby amended in its entirety to read as follows:

          "2.15 Interest Rate' shall mean, for each Fund, an amount equal to the net rate, expressed as a percent, of gain or loss on the assets of such Fund during a month reduced, with respect to Funds selected by Insurable Participants, by .0833 percent. If a Participant satisfies the definition of an Insurable Participant (as set forth in Section 2.14) at the time he becomes a Participant, but fails to satisfy such definition thereafter, the .0833 percent reduction described in the preceding sentence shall apply only to that portion of the net rate of gain or loss credited to the Participant's Account as:

               (1) the Participant's Account balance on the last day of the month in which such failure occurs bears to

               (2) the Participant's Account balance on the last day of the month preceding the month for which such gain or loss is allocated."

     2. Section 8.2 of the Plan is hereby amended by the addition of the following Section 8.2.5 at the end thereof:

          "8.2.5  Failure to Remain Insurable.
     Notwithstanding the foregoing provisions of this
     Article 8, if a Participant satisfies the definition of an Insurable Participant (as set forth in Section
     2.14) at the time he becomes a Participant, but fails to satisfy such definition thereafter, the pre-distribution death benefit payable to the Participant's
     Beneficiary shall equal the lesser of:

               (1) the pre-distribution death benefit
     determined under the foregoing provisions of this
     Article 8; or

               (2) the death benefit under the Policy
     payable to the Participant's Beneficiary at the time the Participant fails to satisfy the definition of an Insurable Participant."

     The foregoing shall become effective on the date of execution of this amendment to the Plan.

     IN WITNESS WHEREOF, the President and Chief Operating
Officer of the Company has executed this amendment this 14th day of August, 1995.



                                   ______________________
                                   Donald B. Rice
                                   President and
                                   Chief Operating Officer